UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	December 21, 2009

NEOPROBE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-26520	31-1080091
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

425 Metro Place North, Suite 300, Columbus, Ohio	43017
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(614) 793-7500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement.

On December 21, 2009, Neoprobe Corporation (“Neoprobe”) and Platinum-Montaur Life Sciences, LLC (“Montaur”) entered into a Fifth Amendment, effective December 21, 2009 (the “Registration Rights Amendment”), to the Registration Rights Agreement between Neoprobe and Montaur, dated December 26, 2007, as amended by the Amendment to Registration Rights Agreement, dated February 7, 2008, Second Amendment to Registration Rights Agreement, dated April 16, 2008, Third Amendment to Registration Rights Agreement, dated July 10, 2008, and Fourth Amendment to Registration Rights Agreement, dated December 9, 2008. Pursuant to the terms of the Registration Rights Amendment, Neoprobe agreed to prepare and file with the United States Securities and Exchange Commission (the “Commission”): (a) a post-effective amendment to the registration statement on Form S-1 (file no. 333-150650) filed by Neoprobe on May 5, 2008, providing for the de-registration of the shares of Neoprobe common stock, .001 par value (“Common Stock”), registered thereby; and (b) a new “resale” registration statement which will provide for the resale of (i) up to 3,600,000 shares of Common Stock issuable upon the conversion of a portion of Neoprobe’s Amended and Restated 10% Series A Convertible Senior Secured Promissory Note in the principal amount of $7,000,000, due December 26, 2011 (the “Amended Series A Note”), (ii) 6,000,000 shares of Common Stock issued upon exercise of Neoprobe’s Amended and Restated Series Y Warrant to purchase 6,000,000 shares of Common Stock at an exercise price of $0.575 per share issued to Montaur(the “Amended Series Y Warrant”), (iii) 3,500,000 shares of Common Stock issuable as interest or dividends on the Amended Series A Note, Neoprobe’s Amended and Restated 10% Series B Convertible Senior Secured Promissory Note in the principal amount of $3,000,000, due December 26, 2011 (the “Amended Series B Note”), and 3,000 shares of Neoprobe’s 8% Series A Cumulative Convertible Preferred Stock issued to Montaur (the “Preferred Stock”), and (iv) 2,400,000 shares of Common Stock issuable upon exercise of Neoprobe’s Series AA Warrant to purchase 2,400,000 shares of Common Stock at an exercise price of $0.97 per share issued to Montaur (the “Series AA Warrant”), provided that the total number of shares of Common Stock registered does not exceed 15,500,000, for an offering to be made on a continuous basis pursuant to Rule 415. Additionally, the Registration Rights Amendment provides that within thirty-five (35) days of receipt from Montaur of written request therefor, Neoprobe shall prepare and file with the Commission an additional “resale” registration statement providing for the resale of (i) the remaining shares of Common Stock issuable upon the conversion of the Amended Series A Note, (ii) the shares of Common Stock issuable upon the exercise of the Amended Series W Warrant to purchase 6,000,000 shares of Common Stock at an exercise price of $0.32 per share issued to Montaur, (iii) the shares of Common Stock issuable upon the conversion of the Amended Series B Note, (iv) the shares of Common Stock issuable upon the exercise of the Amended and Restated Series X Warrant to purchase 8,333,333 shares of Common Stock at an exercise price of $0.46 per share issued to Montaur, and (v) the shares of Common Stock issuable upon conversion of the Preferred Stock, provided, however, that Neoprobe will not be required to file such additional registration statement, or may exclude shares from such additional registration statement, if it believes in good faith, based upon advice from the Commission, that application of Rule 415 would not permit registration of all or the excluded portion of such shares of Common Stock.

The foregoing description of the terms of the Registration Rights Amendment is qualified in its entirety by reference to the full text of the Registration Rights Amendment, a copy of which is included as an exhibit to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
Number	Exhibit Description

10.1	Fifth Amendment to Registration Rights Agreement, dated December 21, 2009, between Neoprobe Corporation and Platinum-Montaur Life Sciences, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Neoprobe Corporation

Date: December 21, 2009	By:	/s/ Brent L. Larson
Brent L. Larson, Vice President, Finance and Chief Financial Officer